                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (hereinafter referred to as "Agreement") dated as of February 17, 1999, is entered into by and between Avondale Federal Savings Bank (hereinafter referred to as "Seller") and New South Federal Savings Bank, a federally-chartered savings bank (hereinafter referred to as "Buyer").

                                 WITNESSETH: THAT

     WHEREAS, the Buyer is a federally-chartered savings bank with its principal place of business at 1900 Crestwood Boulevard, Birmingham, Alabama 35210;

     WHEREAS, the Seller, a federally-chartered savings bank with its principal place of business at 20 North Clark Street, Chicago, Illinois 60602, owns 100% of the stock (the "Shares") of Avondale Funding Corporation, an Illinois corporation (the "Company");

     WHEREAS, the Seller and the Company are engaged in the national mortgage origination business;

     WHEREAS, Buyer intends to organize a wholly-owned subsidiary under the laws of Delaware to be named "Avondale Funding Corporation" (hereinafter referred to as "Acquisition");

     WHEREAS, Seller desires to sell to Acquisition and Acquisition desires to purchase from Seller, the national mortgage origination business of Seller and Company consisting of the Business Assets (as hereinafter defined), and Seller further wishes to assign to Acquisition certain contracts and licenses associated with the Business Assets, all on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, but subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I.

                               Purchase and Sale
                               -----------------

     1.1 Transfer of Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall transfer, convey and assign, or, as applicable, shall cause to be transferred, conveyed, and assigned, to Acquisition, all right, title and interest in the assets described on Schedule A hereto (which includes all rights of Seller, the Company and any of their affiliates to the name "Avondale Funding Corporation" and Seller's World Wide Web domain name and web site) (collectively, the "Business Assets"), free and clear of all liabilities, obligations, title defects, leases, liens, encumbrances, and claims of third parties of whatsoever kind or nature, except for those expressly assumed by Acquisition or Buyer pursuant to this Agreement. It is understood and agreed that Acquisition shall acquire all of the Seller's, the Company's and any of their affiliates' rights in, and use of, the name "Avondale Funding Corporation," and Seller's related World Wide Web domain name, and neither Seller, the Company nor any of their affiliates shall have any rights in such name prior to the Transfer Date, if any (as defined below); provided that Seller and Avondale Financial Corp. may continue to use the name "Avondale" until the closing of Avondale Financial Corp.'s transaction with Coal City Corp. and thereafter solely to service Home Equity Lines of Credit originated prior to the Closing Date, but in no event shall Seller or Avondale Financial Corp. or any of their successors or affiliates use such name after September 30, 1999.

     1.2 Limited Assumption of Liabilities. Neither Buyer nor Acquisition shall assume any liabilities of Seller or Company, of any nature whatsoever, whether absolute, contingent, or otherwise, by reason of this Agreement or any of the transactions contemplated hereby, other than the following obligations (which following obligations are hereinafter collectively referred to as the "Liabilities") to be assumed by Acquisition:

          (a) The obligations of Seller with respect to all pending applications and commitments for mortgage loans issued by Seller in the usual and ordinary course of its national mortgage origination business which have not closed prior to the Closing Date ("Pipeline Loans");

          (b) The obligations of Seller to pay commissions to employees, brokers and/or correspondents on the Pipeline Loans in accordance with the terms of Seller's existing agreements or arrangements with such employees, brokers and/or correspondents as described in Section 3.6 and Section 3.7 hereof; and

          (c) The obligations of Seller or its affiliates with respect to those leases, contracts and license agreements listed on Schedule B attached ("Assumed Contracts") hereto and made a part hereof.

     1.3 No Other Liability. Without limiting the generality of the foregoing, neither Buyer nor Acquisition shall have any liability for:

          (i) any liabilities or obligations of the Seller, the Company or any of their affiliates that relate to the funding or payment of benefits under any pension, profit sharing or welfare benefit plan or arrangement, whether funded or unfunded, or other compensation plan, or any liability or obligation for any severance pay, change-in control payments or other arrangement with Company's or Seller's current or former employees;

          (ii) any liabilities or obligations of the Seller, the Company or any of their affiliates for claims for worker's compensation, employee payroll or payroll taxes, any local, state or federal income taxes, any employee compensation or bonus compensation for any employee of Company or Seller, any claims relating to any welfare benefit including health benefits and disability benefits, any cost of insurance benefits for any employee of Company or Seller, and any claims arising from agreements or practices relating to retirees, or any other employees of the Company or of Seller (such as accrued vacation pay, accrued bonuses, severance pay and other similar items or expenses);

          (iii) except as specifically set forth in Section 1.2(b) and Section
     5.7 hereof, any liabilities or obligations of the Company or Seller for employees, brokers or correspondents, it being understood that the Buyer and Acquisition reserve the right to employ only such employees, and to engage only such brokers or correspondents of the Company or Seller as Buyer in its sole discretion deems appropriate;

          (iv) liabilities and obligations for products and claims relating to products sold or services performed by the Seller or products sold or services performed by the Company prior to the Closing Date;

          (v) any liabilities or obligations arising out of events relating to the Company or Seller and not specifically described on Schedule B hereto;

          (vi) any liabilities or obligations under any contracts and/or agreements associated with the servicing of loans originated by Seller or by Company prior to the Closing Date;

          (vii) any liabilities, obligations, or responsibilities for the servicing of any mortgage loans originated by Company or Seller prior to the Closing Date; and

          (viii) any liabilities, assets, property or employees utilized by the Company or Seller in the servicing of mortgage loans.

          1.4  Purchase Price.

          (a) Purchase Price. In full consideration for the conveyance, transfer, assignment and delivery of the Business Assets and the Assumed Contracts, Buyer shall pay Seller an amount equal to $1,946,631, subject to adjustment as described in subsection (d) below ("Purchase Price"). Seller agrees to accept a Promissory Note in the form attached hereto as Exhibit A ("Promissory Note") which is made a part hereof as if set forth in full at this point, from Buyer in its favor for the Purchase Price, payable at 6% interest annually. Subject to the provisions in subsection (c) below, Buyer agrees to make quarterly payments of principal and interest on the tenth day of each of January, April, July, and October beginning April 10, 1999 until January 10, 2000 (unless earlier repaid in full) in an amount equal to 20 basis points (0.20%) times: (i) the aggregate of the original principal balances of all mortgage loans originated by Acquisition in the prior calendar quarter after the Closing Date; and (ii) the amount by which the funded balance of all Home Equity Lines of Credit originated by Acquisition after the Closing Date ("HELOC's") as of the last day of the prior calendar quarter exceeds the funded balance of all HELOC's as of the last day of the calendar quarter immediately prior thereto, with the funded balance as of the Closing Date being $0. Each payment will be accompanied by a statement setting forth the basis for the calculation of each such payment.

          (b) Security. As security for payment of the Promissory Note by Buyer, Buyer shall cause Acquisition to grant to Seller a present and continuing security interest in and to the Business Assets, in the form attached hereto as Exhibit B (Security Agreement), which is made a part hereof as if set forth in full at this point. If Buyer has sent a Termination Notice (as defined below) to Seller, and Seller has failed to elect within 30 days after the Transfer Date (as defined below) to exercise its rights and remedies under the Security Agreement, the Security Agreement shall terminate on the 31st day after the Transfer Date; provided however, that if Buyer has delivered a Termination Notice, the Security Agreement shall not terminate unless Buyer has made all assignments required by Section 1.5 on the Transfer Date. If Buyer does not deliver a Termination Notice to Seller, the Security Agreement shall automatically terminate on the first day after the first anniversary of the Closing Date. Upon termination of the Security Agreement, Seller shall take all actions reasonably requested by Buyer to terminate and release such security interests.

          (c) Promissory Note. Notwithstanding the foregoing subsections (a) and (b), on or prior to the first anniversary of the Closing Date (but in no event prior to the date that is six months following the Closing Date), Buyer may give Seller written notice (the "Termination Notice") of its intent to cease the national mortgage origination business of Acquisition and to cease making payments on the Promissory Note. The Termination Notice will specify the date upon which Acquisition will cease such business and cease the making of payments on the Promissory Note, which date shall not be less than 30 nor more than 45 days from Seller's receipt of the Termination Notice. In such event, Seller's only recourse on the Promissory Note (other than with respect to amounts previously due and payable prior to delivery of a Termination Notice) shall be to exercise its rights and remedies in accordance with the Security Agreement. Following the first anniversary of the Closing Date, if Buyer has not given Seller such Termination Notice, Buyer's obligation under the Promissory Note shall be with recourse to Buyer, and the remaining principal balance on the Promissory Note shall be amortized over one year and payable by Buyer in four equal quarterly installments, with the last installment due on the second anniversary of the Closing Date (or if not a business day, on the next succeeding business day). Accrued interest at the annual rate of 6% shall be paid in accordance with the Promissory Note.

          (d) Adjustments and Prorations. As of the Closing, customary and mutually agreed prorations in connection with the transfer of the Business Assets and Assumed Contracts will be made between the parties, in cash or immediately available funds, within 30 business days after the Closing Date, including but not limited to prorations to account for estimated costs and pre-paid or unpaid expenses such as those set forth on Schedule 1.4(d). Schedule 1.4(d) contains Seller's good faith estimate as of the date hereof of the anticipated prorations. Buyer and Seller each shall be responsible for 50% of the amount of any transfer taxes payable upon the transfer of the Business Assets from Seller to Acquisition. A statement shall be prepared and agreed to by the parties setting forth in reasonable detail an accounting of all adjustments hereunder.

          (e) Allocation. The Purchase Price shall be allocated for tax purposes in the manner determined by Buyer, and Seller agrees to execute such documentation as is necessary to reflect such allocation.

          1.5 Termination Notice; Mutual Agreements. In the event that Buyer delivers a Termination Notice to Seller as set forth in Section 1.4(c) above, the parties agree as follows:

          (a) Irvine Lease. Whether or not Seller shall have elected to exercise its remedies under the Security Agreement, Acquisition shall assign all of its rights and obligations under the lease for the property in Irvine, California to Seller or its holding company as of the date specified in the Termination Notice for cessation of operations by Acquisition (the "Transfer Date"), and Seller or its holding company shall assume all such obligations under the Irvine lease and shall indemnify Buyer and Acquisition from any Losses (as hereinafter defined) arising under such lease following the Transfer Date; provided however, that Seller shall be required to assume such obligations only if Acquisition (or Buyer) has paid in full amounts due and payable or accrued on such lease up to the Transfer Date.

          (b) Woodridge Lease. Seller's lease for the premises in Woodridge, Illinois currently provides for the expiration of the term of lease on March 1, 2002, provided that lessee may provide lessor with written notice on or before June 1, 1999 of its intention to shorten the term of lease to March 1, 2000 if lessee pays a fee in the amount of $220,000 to lessor ("Opt-out Provision"). In the event that Acquisition does not give notice to lessor and Seller on or before May 20, 1999 of its intent to take advantage of the Opt-Out Provision, Acquisition shall remain liable on the Woodridge lease for the full term regardless of whether a Termination Notice is delivered, and in such event Buyer shall indemnify Seller or its holding company from any Seller

Losses (as hereinafter defined) arising under such lease following the Closing Date. In the event that Acquisition gives notice to Seller and lessor on or before May 20, 1999 of its intent to take advantage of the Opt-out Provision (or in the event Seller, without being directed to do so by Acquisition, gives notice to the lessor of the intent to exercise the Opt-out Provision), Seller or its holding company shall pay to lessor the $220,000 termination fee when due. If Buyer does not deliver a Termination Notice to Seller as described in Section
1.4 hereof, Buyer or Acquisition shall refund to Seller or its holding company the amount of the termination fee paid by Seller to lessor (not to exceed $220,000) within 5 days after Seller delivers written notice of payment to Buyer, or the 5th day following the first anniversary of the Closing Date, whichever shall last occur. If Buyer delivers a Termination Notice to Seller and Acquisition has given notice to lessor and Seller on or before May 20, 1999 of its intent to take advantage of the Opt-out Provision, regardless of whether or not Seller has elected to exercise its remedies under the Security Agreement, Acquisition shall assign all of its rights and obligations under the lease for the property in Woodridge, Illinois to Seller or its holding company as of the Transfer Date, and Seller shall assume all such obligations and shall indemnify Buyer and Acquisition from any Losses arising under such lease following the Transfer Date; provided however, that Seller shall be required to assume such obligations only if Acquisition (or Buyer) has paid in full amounts due and payable or accrued on such lease up to the Transfer Date.

          (c) Contracts. Whether or not Seller shall have elected to exercise its remedies under the Security Agreement, Acquisition shall assign to Seller, as of the Transfer Date, all of Acquisition's rights and obligations, and Seller shall assume all rights and obligations, under: (i) the Assumed Contracts, other than the Woodridge, Illinois lease which shall be governed by Section 1.5 (b) above; (ii) all contracts (other than employment agreements and agreements with Agents on terms substantially different from the Agent agreements currently in place with Seller) entered into by Acquisition following the Closing Date, provided that each such contract has a term expiring on or prior to April 30, 2000 and has, as of the Transfer Date, a remaining obligation of $10,000 or less; (iii) all renewals or extensions of Assumed Contracts so long as the Assumed Contracts being renewed or extended had a termination date prior to the first anniversary of the Closing Date and so long as such renewals or extensions are for a period not exceeding one year; and (iv) all contracts entered into by Acquisition following the Closing Date which have been approved in writing by Seller; provided however, that Seller shall be required to assume the obligations described above only if Acquisition (or Buyer) has paid in full amounts due and payable or accrued on such contracts up to the Transfer Date. Seller shall indemnify Buyer and Acquisition from any Losses (as hereinafter defined) arising under the contracts described in
(i) -(iv) above following the Transfer Date. Buyer shall indemnify Seller and/or its applicable affiliates from any Seller Losses arising under contracts entered into by Acquisition after the Closing Date other than those described in
(i) -(iv) above.

          (d) Technology. Whether or not Seller has elected to exercise any of its remedies under the Security Agreement, Acquisition shall assign to Seller, as of the Transfer Date, all of its rights in (i) the EZ Lender software and source code, as modified by Seller, subject to that certain License Agreement between Seller and FISERV Solutions, Inc. dated June 22, 1998 (the "FISERV License"), (ii) the Oracle Database, (iii) the credit approval matrices and SAS reports and related databases, and (iv) the related links and interfaces, in each case included on the list of Business Assets and transferred to Acquisition at the Closing ((i) - (iv) above being sometimes collectively referred to herein as the "Technology"), together with all improvements, enhancements, modifications and upgrades to the Technology arising while the Technology is used by Acquisition (the "Enhancements"). The Technology and the Enhancements are sometimes herein referred to as the "Enhanced Technology." Provided, however, that with respect to the Oracle Database, Acquisition shall only be required to assign the Technology and Enhanced Technology to the extent permitted and approved by any licensors of such Technology or Enhanced Technology. Notwithstanding such assignment to Seller, Buyer and Acquisition shall have full access to any of the Technology or Enhanced Technology for the purpose of monitoring and administering the mortgage loans originated or purchased by Acquisition prior to the Transfer Date (and including the loans described at Section 1.5(e) hereof). As a condition of such assignment, Seller shall agree, at the request of Buyer, to provide a non-exclusive license to

Buyer to utilize all or any part of the Enhanced Technology for non-residential real estate loan origination for a $50,000 annual license fee, which license shall be terminable by Buyer at any time; provided, however, that except as otherwise provided herein, Buyer agrees that for a period of two years following the Transfer Date, neither Buyer nor any of its subsidiaries or affiliates shall utilize any of the Technology or the Enhanced Technology for any purpose whatsoever, except pursuant to the non-exclusive license referred to above. Notwithstanding the foregoing, however, it is understood that Buyer and its subsidiaries and affiliates shall not be prohibited at any time from utilizing, for any purpose whatsoever, versions of the EZ Lender source code and software which are not included in the Business Assets, and provided, further, that it is understood and agreed that Buyer and its subsidiaries and affiliates shall not be prohibited at any time from making its or their own arrangements and agreements, that are independent of this transaction, with FISERV or any other vendor for any software or technology even if such arrangement or agreement includes components of the Technology or Enhanced Technology.

          (e) Pipeline Loans. Buyer and Acquisition shall be liable for all obligations in connection with pending applications being processed by Acquisition and commitments for mortgage loans issued by Acquisition, in each case which have not closed prior to the Transfer Date.

          (f) Subsequent Sale. In the event that Seller, within 6 months of the Transfer Date, sells all or any part of the national mortgage origination business of Acquisition (whether by merger, sale of stock, sale of assets or otherwise), the proceeds of any such sale or sales shall be applied as follows:

               (i) First, to the payment to Seller of an amount equal to the outstanding principal balance on the Promissory Note;

               (ii) Second, to the payment to Seller of any amounts contributed to the capital of the national mortgage origination business following the Transfer Date;

               (iii) Third, to the payment to Buyer of any amounts contributed to the capital of Acquisition prior to the Transfer Date; and

               (iv) Fourth, all remaining amounts shall be retained by Seller.

          (g) Current Obligations. As a condition to the obligations of Seller in this Section 1.5, the obligation of Acquisition for salaries, wages and earned benefits to employees of Acquisition and commissions to Agents (as hereinafter defined), in each case due and payable or accrued prior to the Transfer Date, shall be paid in full as of the Transfer Date, and the obligations of Buyer or Acquisition for any commissions payable on the loans described in Section 1.5(e) above, shall be paid in accordance with Acquisition's standard procedures.

                                  ARTICLE II.

                                 Best Efforts
                                 ------------

     Each of the parties agrees to use their commercially reasonable best efforts to furnish the information herein required and to take all necessary action so that the conditions to Closing may be satisfied, and Closing held, at the earliest practicable date.

                                 ARTICLE III.

              Representations, Warranties and Covenants of Seller
              ---------------------------------------------------

     Attached to and made a part of this Agreement is a disclosure schedule (the "Schedule") disclosing certain items and organized so as to identify the sections of this Agreement to which such items disclosed relate. Disclosure referencing one section of the Agreement shall not be deemed adequate to disclose an exception to a representation or warranty made in another section of this Agreement. Except as and to the extent expressly disclosed in the Schedule, and subject to the foregoing, the Seller hereby represents, warrants, and covenants to Buyer, as of the date hereof and as of the Closing Date, as follows:

     3.1 Organization and Good Standing. Seller is a federally-chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States of America, and has full power and authority to conduct its business as presently conducted and to enter into this Agreement and consummate the transactions described herein.

     3.2 Execution of Documents. The execution and consummation of this Agreement by the Seller has been approved by all necessary actions, including adoption of approving resolutions by the board of directors of Seller. Seller has full power and authority to enter into the Agreement, and this Agreement has been duly executed and delivered and constitutes the legal and binding obligation of Seller enforceable against Seller in accordance with its terms. No approval by the shareholder(s) of Seller is required.

     3.3 No Breach. Neither the execution of this Agreement nor compliance with its terms and provisions does or will conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of
(i) the federal charter or By-Laws of Seller; (ii) any judgment, order, injunction, decree, ruling of any court or governmental authority, domestic or foreign; or (iii) any agreement, indenture or instrument to which Seller is a party or by which it is bound, which agreement, indenture or instrument could adversely affect the ability of Seller or the Company to comply with this Agreement or consummate the transactions contemplated hereunder.

     3.4 Title to Properties Seller has good and marketable title to the Business Assets free and clear of all liens, claims, encumbrances, options, charges, mortgages or security agreements of any kind whatsoever, other than the Assumed Contracts. Except as disclosed in the Schedule, all of the Business Assets are in the possession of Seller and subject to its sole control.

     3.5 Insurance. There is, in full force and effect, comprehensive general liability, personal liability, and other forms of liability insurance as disclosed in the Schedule, as well as fire and extended coverage insurance on the Business Assets, which insurance is sufficient to protect fully the interests of Seller and the Company in same. Seller has obtained all insurance required to be obtained by it in connection of its lease of premises in Woodridge, Illinois and Irvine, California. No notices of cancellation have been received and none of such policies are terminable as a result of the execution of this Agreement.

     3.6 Form of Agreements, Products; Assumed Contracts. There have been heretofore furnished to Buyer for review and identified in the Schedule (i) all standard forms of contracts and endorsements of Seller regarding its national mortgage origination operations, (ii) all standard forms of amendments and supplements to each such form, and (iii) copies of all appendices, supplements or amendments to each of the foregoing which in any material respect changes, deletes from or adds to any provision of the forms listed in (i) and (ii). The documents offered pursuant to (i), (ii), and (iii) together reflect the provisions of all of the outstanding written contracts between Company and/or Seller, on the one hand, and (1) all customers of their services, (2) brokers, correspondents and other persons who may solicit mortgage applications for or (hereinafter referred to as "Agent" or collectively as "Agents") on behalf of Company and/or Seller in its national mortgage origination operations, except, in each case, for immaterial deviations from the form in certain instances. Schedule B hereto sets forth a list of each

Assumed Contract. True, correct and complete copies of each Assumed Contract have been delivered to Buyer. Except as disclosed in the Schedule, the Seller is not, nor to the best knowledge of senior management of Seller after due inquiry, is any other party, in default in any material respect with respect to any Assumed Contract, and no Assumed Contract contains any provision which would be altered or otherwise would become applicable by reason of the transactions contemplated in this Agreement except as specifically provided therein. Seller has paid or will pay in full all amounts due and payable or accrued on each Assumed Contract through the Closing Date. As used in this Agreement, "senior management of Seller" shall include Charles Sewright.

     3.7 Employee Matters. Schedule 3.7 sets forth a list of each employee of Seller or Company who performs services for the national origination mortgage operation. Seller has previously provided Buyer with a true and correct schedule of the current compensation provided to such employees. Except as specifically described in the Schedule, none of such employees has an employment agreement, or other arrangement whether written or oral, with the Company or the Seller and there are no collective bargaining agreements covering any such employees. No present or former Agent or employee of the Company or Agent or employee of the Seller who performs services for the national mortgage origination operations has any rights under any agreement that contains any material term or provision not set forth in the documents described in the Schedule. Except as disclosed in the Schedule, and except for the obligations to be assumed by Acquisition pursuant to Section 1.2(b) hereof, no present or former Agent, employee, director, stockholder, officer or any person claiming any such relationship either to the Company and/or to Seller in connection with Seller's national mortgage origination operations has any claim or right against the Company or against the Seller in connection with Seller's national mortgage origination operations, and neither the Company nor Seller have any obligations to such persons, for any reason whatsoever, other than (i) current salaries due or accrued through the Closing Date, which salaries, together with earned benefits, shall be paid in full by Seller through the Closing Date, (ii) bonuses and Seller's contribution to its employee stock ownership plan ("ESOP") in each case for 1998, which bonuses shall be paid, and which

ESOP contribution shall be funded or accrued, in full by Seller on February 19, 1999, and (iii) vacation days accrued in 1999 but unused and set forth on
Schedule 3.7(a) hereto.

     3.8 Compliance with Laws. Both the Company, and the Seller in the conduct of its national mortgage origination business, are in compliance in all material respects with all applicable federal, state or local laws, statutes, ordinances and regulations. Except as disclosed in the Schedule, neither the Company nor Seller has received any notification from any agency or department of federal, state or local government or the staff thereof asserting that Company or Seller is not in material compliance with any of the statutes, regulations or ordinances which such government authority or regulatory agency enforces, or threatening to revoke any license, franchise, permit or governmental authorization, or terminate the tax favored status of any plan, and neither Company, nor Seller in connection with its national mortgage origination operations, is subject to any formal agreement with any such regulatory agency with respect to any of their respective assets or businesses.

     3.9 Lawsuits. No suit, action, claim, arbitration, investigation or other legal or administrative proceeding requesting specific performance or injunctive relief or other equitable remedies is pending or to the best knowledge of senior management of Seller, after due inquiry, threatened against Company in any respect or against Seller in connection with its national mortgage origination operations, or is pending or threatened against or pertaining to any property owned by or leased by Company or by Seller in connection with its national mortgage origination operations. Except as disclosed in Schedule 3.9, no suits, actions, claims, arbitrations, investigations or other legal or administrative proceedings which involve or may involve amounts in excess of $5,000 are pending or to the best knowledge of senior management of Seller, after due inquiry, threatened against Company in any respect or against Seller in connection with its national mortgage origination operations, or are pending or to the best knowledge of senior management of Seller, after due inquiry, threatened against or pertaining to any property owned by or leased by Company or by Seller in connection with its national mortgage origination operations. No member of senior management of Seller is, after due inquiry, aware of any valid basis for any such suits, actions, claims, arbitrations, investigations or other proceedings. Seller has delivered to Buyer true and correct copies of Seller's auditor's letters (and attorney responses to auditor's letters) for the last three years.

     3.10 Brokers. Neither Seller nor Company have retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or consummation of the transactions contemplated herein.

     3.11 Authorizations.

          (a) The Seller has complete and unrestricted power and authority to enter into and to consummate the transactions set forth in this Agreement subject to the rights of third parties under the Assumed Contracts as specifically described therein.

          (b) Except as set forth on Schedule 3.11, except for a filing by Buyer with the Office of Thrift Supervision, no consent or approval of or filing or registration with any third party or any public body, agency or authority is required by Seller or Company in connection with the execution, delivery and consummation of this Agreement by the parties.

     3.12 Disclosure. To the best knowledge of senior management of Seller, after due inquiry, no representation or warranty contained in this Agreement, and no statement contained in any certificate or contained in any Schedule, list or other writing furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to Company or Seller in connection with its national mortgage origination operations which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to or made available for inspection by, Buyer. Wherever reference is made herein to the delivery of copies of documents and instruments to Buyer, such copies are true and accurate reproductions of original documents and instruments.

     3.13 Trademarks, Patents; Technology.

          (a) Except as set forth in Schedule 3.13, neither the Company, nor the Seller in connection with its national mortgage origination business, owns or uses any letters patent, patent applications, trade names, trademarks, service marks, trademark or service mark registrations or applications, copyrights, copyright registrations or applications, grants of licenses or other rights, whether domestic or foreign ("Intellectual Property Rights").

          (b) Seller owns and has the exclusive unrestricted right to use the Intellectual Property Rights and the unrestricted right to use the Oracle Database and to use the EZ Lender software and source code as modified for automated decision making in the origination of mortgage loans, including the rights to modify such code, subject to the terms of the FISERV License.

          (c) Seller owns and has the exclusive unrestricted right to use the credit approval matrices and owns and has the unrestricted right to use all related links and interfaces which are included in the Business Assets and used in the national mortgage origination business. Seller has not sold, transferred, assigned, or been subjected to any lien on the Intellectual Property Rights or the Technology or any interest therein, and neither the Company nor the Seller is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, the Intellectual Property Rights or the Technology, except as specifically provided in the FISERV License and the Assumed Contracts.

          (d) There is no claim or demand of any person pertaining to, or any action that is pending or, to the best knowledge of senior management of Seller, threatened, which challenges the rights of the Company or Seller in respect of the Intellectual Property Rights or the Technology.

     3.14 Technology. To the best knowledge of Seller, there are no material problems or defects in the Technology or any part thereof that could have any material adverse effect on the ability of the Technology to continue to process the national mortgage origination business as currently operated by Seller and/or Company. Nothing herein is intended to constitute a representation relating to Year 2000 issues, which representations are set forth in Section
3.20 below.

     3.15 Brokers. Except as set forth on Schedule 3.15, all brokers contracted with Seller in its national mortgage origination operations and/or Company have been screened by Seller or Company as the case may be in accordance with Seller's and Company's written policies and procedures previously furnished to Buyer. Except as set forth in Schedule 3.15, neither Seller nor Company is aware of any broker's material non-compliance with said policies and procedures.

     3.16 Credit Cycle Management Reports. Seller and Company have provided to or made available for inspection by Buyer with copies of all material credit cycle management reports from January 1, 1998 to the date hereof, and all data and documentation necessary to support the information contained in such reports and such information and reports provided are accurate and complete in all material respects.

     3.17 Environmental Laws. Except as set forth on the Schedule, Seller and the Company have conducted and are conducting their business at the leased locations in Woodridge, Illinois and Irvine, California in compliance in all material respects with all applicable federal, state, and local laws, regulations and requirements currently in force relating to the protection of the environment ("Environmental Laws"). There is no pending or, to the best knowledge of Seller, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving Seller or the Company. There has not been and there is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the business of Seller or the Company at the leased locations in Woodridge, Illinois and Irvine, California, which condition could subject Seller or the Company to any proceeding or remediation under such Environmental Laws or could otherwise have a material adverse effect on the assets, properties, business, financial condition or results of operations of Seller or the Company.

     3.18 Information for Regulatory Approvals. The information furnished or to be furnished by Seller or Company in any regulatory application or notice filed by Seller or Buyer in connection with the transaction will be true and complete in all material respects as of the date so furnished.

     3.19 Governmental Notices. Neither Seller nor the Company has received notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the transactions described in this Agreement.

     3.20 Year 2000. Seller has made available to Buyer true, correct and complete records of all plans, reports, tests, remediation plans and minutes of the meetings of Seller's board of directors in each case with respect to Seller's plan and implementation strategy for addressing the calendar year 2000. Except for problems that may be experienced by third parties outside the control of Seller, none of the senior management of Seller, after due inquiry, has any reason to believe that the Business Assets or the performance of the Assumed Contracts will experience or be affected by invalid or incorrect results or abnormal software or hardware operation related to calendar year 2000. Seller has made all appropriate inquiries of its lessors, vendors, suppliers, etc. to determine whether the operation of the national mortgage origination business will be adversely affected by the year 2000, except for final testing of FNI Solutions, Inc. hardware which is scheduled for the spring of 1999.

     3.21 Pipeline Loans. The Pipeline Loans have been processed, or will be processed prior to the Closing Date, in accordance with, and subject to, Seller's customary and unusual policies and procedures and credit risk criteria, and in the ordinary course of its national mortgage origination business.

                                  ARTICLE IV.

              Representations, Warranties and Covenants of Buyer
              --------------------------------------------------

     Buyer represents, warrants and covenants as of the date hereof and as of the Closing, as follows:

     4.1 Organization. Buyer is a federally-chartered savings bank, with power and authority to own all properties which it now owns and to conduct the business in which it is now engaged, and has full power and authority to enter into and to consummate the transactions described in this Agreement.

     4.2 No Conflict. Neither the making of this Agreement nor compliance with the terms and provisions of this Agreement by Buyer will conflict with or result in a breach of or violation of or default under any of the terms, conditions or provisions of the charter or By-Laws of Buyer, or any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which Buyer is or will be a party by Closing.

     4.3 Authority. The execution and consummation of this Agreement has been duly authorized by the Executive Committee of the Board of Directors of Buyer which authorization is in full force and effect, and no further authority is required to bind Buyer to the performance of this Agreement. This Agreement has been duly executed and delivered and constitutes the legal and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     4.4 Brokers. Buyer has not retained or used the services of any individual, firm or corporation in such a manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or consummation of the transactions contemplated herein.

                                  ARTICLE V.
                 Obligations Following Execution of Agreement
                 --------------------------------------------

     5.1 Obligations. From and after the date of execution of this Agreement through the Closing, Seller shall take or cause the Company, as the case may be, to take the following action or Seller shall refrain from taking and shall not permit Company, as the case may be, to take the following actions:

          (a) without the prior written consent of Buyer, neither Seller nor the Company shall grant any increase in the rates if any, of bonus or commissions of directors, officers, employees, brokers or correspondents, or any increase in the salary or rate of pay or other compensation, present or deferred, of any director, officer, employee, broker or correspondent of the Company or of the Seller in connection with its national mortgage origination business;

          (b) without the prior written consent of Buyer, and except for the 1998 bonuses to be paid on February 19, 1999 and Seller's ESOP contribution to be funded or accrued by Seller on or about February 19, 1999, neither the Company nor the Seller shall grant any bonus or enter into any new or amended bonus, pension, profit-sharing or retirement plan, or other deferred compensation or fringe benefit, or other contract or commitment pertaining to compensation with any current director, officer, employee, broker, correspondent or agent of the Company or of the Seller in connection with its national mortgage origination business, or otherwise, directly or indirectly, increase the total compensation, present or deferred, of any such officer, director, employee, broker, or correspondent or any such former officer, director employee, broker or correspondent or the rates of commissions, overrides, bonuses or other compensation of any present or former broker or correspondent of the Company or of the Seller in connection with its national mortgage origination operations; and neither the Company nor the Seller shall hire any new officer, employee, agent, director, broker or correspondent of the Company or of the Seller in connection with the national mortgage origination operations under any arrangement which is not terminable within 30 days without cause or liability;

          (c) the Company shall carry on its business in the ordinary course and in substantially the same manner as heretofore, and, without limiting the generality of the foregoing, shall not make or institute any unusual methods of management, sale, investment or operations without the prior written consent of Buyer;

          (d) the Seller shall carry on its national mortgage origination business in the ordinary course and in substantially the same manner as heretofore conducted, and, without limiting the generality of the foregoing, shall not make or institute any unusual methods of management, sale, investment or operations without the prior written consent of Buyer;

          (e) each of the Company, and the Seller in connection with its national mortgage origination business, shall use their respective best efforts to keep in effect and undiminished as to coverage and limits of coverage the insurance in its favor now in effect upon its employees, business, property and assets, and will prosecute diligently all claims for losses under any of the foregoing;

          (f) each of the Company and the Seller shall use their respective best efforts to originate mortgages (including but not limited to the Pipeline Loans) in accordance with present practices and under programs presently offered by each of them;

          (g) each of the Company and the Seller shall use its best efforts to maintain and preserve its present accounts and its business organization (except as otherwise requested by Buyer in writing);

          (h) Seller and the Company shall allow counsel, auditors, actuaries and other representatives of Buyer full and complete access (with right to copy), at reasonable times and intervals during normal business hours, to all of the Company's and Seller's files, books, papers, records, contracts and offices, limited in the case of Seller to those related to any and all aspects of the national mortgage origination business; provided, however, that until the Closing, as to any information not in the possession of Buyer prior to commencement of the negotiations or in the public domain, Buyer shall treat the same as confidential and shall use its best efforts to prevent disclosure of such information to third parties except to the extent that such shall be deemed reasonably necessary to carry out and perform this Agreement; and provided further that if this Agreement is not consummated, Buyer shall return such documents to Company; and in addition, Company and Seller each shall instruct their respective officers, employees, counsel, and accountants to be available for, and respond to any questions of, all such representatives of Buyer;

          (i) Seller shall report promptly to Buyer any fact, circumstance or occurrence which in the reasonable business judgment of management of Company or Seller may be expected to result in an adverse change in (x) the Business Assets, (y) the national mortgage origination business of Seller or (z) the Assumed Contracts;

          (j) neither Seller nor the Company shall change its credit scoring model; and

          (k) Seller shall send to Buyer, for review and approval in its sole discretion, any expenses in excess of $1,000 relating to the national mortgage origination business, excluding normal and customary business expenses currently being incurred which benefit the continued operation of Company and/or Seller's national mortgage origination operations.

     5.2 Other parties. During the period from the date of this Agreement to the earlier of the termination or abandonment of this Agreement pursuant to
Article VIII, Seller and Company
and their respective officers, directors, representatives, affiliates and agents shall not, directly or indirectly, take any action to seek, encourage or support any offer from any corporation, partnership, person or other entity or group to acquire any shares of Company stock or other equity securities of or interest in Company, or to merge with Company or to otherwise acquire any significant portion of the assets of Company, or the national mortgage origination business of Seller. In amplification but not in limitation of the foregoing, Seller shall not solicit, approve, or discuss, undertake or enter into, with Company either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, asset acquisition, tender offer or other takeover transactions or (except as may be required by law in the written opinion of outside counsel for Seller after consultation with counsel for Buyer) furnish or cause to be furnished any information concerning the business, properties or assets of Company or the national mortgage origination business of Seller to any nongovernmental person or entity which it at the time believes to be interested in any such transaction. In the event that this provision is breached by Seller or Company, or its or their respective agents, officers, directors, representatives or affiliates, Seller shall immediately pay to Buyer $250,000 in cash.

     5.3 Negotiation. Seller and Buyer shall use their commercially reasonable best efforts to negotiate to the mutual benefit of the parties hereto, the termination and any fees associated with the termination of the Information Processing Agreement between Seller and Florida Information Services, Inc. ("FIS"). To the extent the parties negotiate a fee payable to FIS that is less than $420,000, and such reduction in the fee is not contingent upon or related to future services to be provided by FIS to either of the parties, on the date Seller pays such fee to FIS, the principal amount of the Promissory Note shall be reduced by an amount equal to 50% of the difference between $420,000 and the fee actually paid by Seller to FIS. Such reduction in the principal amount shall be deemed to be effective for all purposes as of the Closing Date, and all appropriate adjustments to accrued interest shall be made accordingly.

     5.4 Publicity, Employee Communications. At all times prior to the Closing Date, each party shall obtain the consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company (or employees of Seller performing services in connection with the national mortgage origination operations) or any third party with respect to this Agreement or the transactions contemplated herein.

     5.5 Election of Directors. Following the Closing Date, and until the earlier of the delivery of the Termination Notice or the repayment in full of the Promissory Note, Buyer will elect two members to the six member board of directors of Acquisition who are nominated by Seller; provided, however, that it is understood and agreed that such directors shall not receive any compensation, fees or expenses for their service as directors.

     5.6 Monthly Reports. Seller shall provide to Buyer performance data and information on mortgage loans originated prior to the Closing Date on a monthly basis in electronic type format. Acquisition will, on a monthly basis after the Closing Date, within a mutually agreed upon number of days of receipt of the performance data and information, provide Seller with credit cycle reports and other reports described on Schedule 5.6 hereto relating to such loans in a mutually agreed upon format. To the extent that following the Closing Date, Seller requests Buyer or Acquisition to prepare reports other than the credit cycle reports and the other reports described on Schedule 5.6 in the previously agreed upon format, Seller will reimburse Buyer or Acquisition, as applicable, for any third party charges incurred and for the time required for employees of Buyer or Acquisition to prepare such reports at an hourly rate of $100 per hour; provided that Buyer and Acquisition shall not be required to spend in excess of 15 hours in the aggregate in any one month in the preparation of such special reports.

     5.7 Employees. Acquisition will offer at-will employment to each of the employees of Seller listed on Schedule 5.7 hereto, in each case (except as otherwise indicated thereon) at a salary at least equal to each such employee's current salary as previously disclosed to Buyer. At the Closing, the parties shall mutually agree to any additions to, or deletions from, such Schedule. Acquisition and Buyer shall waive or cause to be waived, except to the extent that such waiver is prohibited by applicable law, any waiting period, probationary period, pre-existing condition exclusion, evidence of insurability requirement, or similar condition with respect to initial participation under any plan established, maintained, or contributed to by Buyer or Acquisition to provide health insurance with respect to each such employee who has satisfied the comparable eligibility, insurability or other requirements being waived under Seller's comparable plan immediately prior to the Closing. Each such employee shall be credited with the service of such employee with Seller up to the Closing Date to the same extent as if such service had been performed for Acquisition for purposes of determining such employee's entitlements under Acquisition's vacation and sick days policies. Acquisition shall honor the unused vacation days of such employees that accrued after December 31, 1998 to the Closing Date, which vacation days are set forth on Schedule 3.7(a).

     5.8 Assurances. From time to time following the Closing, Seller shall, or shall cause the Company to, upon the reasonable request of Buyer, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments, or assurances as may be required, in the reasonable opinion of Buyer's counsel, for the transferring, conveying, assigning, and assuring to Acquisition, or for aiding and assisting in the reducing to possession of Acquisition, of any and all of the Business Assets and the Assumed Contracts.

     5.9 Capital. Buyer agrees to contribute sufficient equity to the capital of Acquisition for a period of 6 months from the Closing Date so that Acquisition will be able to pay its obligations during such 6 month period as they come due, which obligations shall not be materially different from those proposed in Acquisition's current business plan, a copy of which has been provided to Seller, subject to adjustments necessary in the judgment of Buyer.

     5.10 Organization of Acquisition. Prior to the Closing, and subject to receipt of any required regulatory approvals, Buyer shall organize Acquisition as a wholly-owned subsidiary of Buyer, and Acquisition shall, as of the Closing Date, be duly organized, validly existing and in good standing. Acquisition shall have full power and authority to enter into this Agreement and consummate the transactions set forth herein. Acquisition shall, at the Closing, become a party to this Agreement and agree to be bound hereunder by executing a counter party signature page hereto.


     5.11 Name Change. Seller shall, on or prior to the date of the Closing, cause the Company to cease the use of the name "Avondale Funding Corporation" by causing an amendment to the Articles of Incorporation of Company to be filed with the Illinois Secretary of State, and by recording such amendment in Cook County as soon as feasible after the Closing.

     5.12 Transition; Sublease. For a period of up to 180 days following the Closing Date, Acquisition will sublease to Seller certain space in the Woodridge, Illinois office facility on substantially the terms and subject to the conditions of the lease assigned to Acquisition by Seller on the Closing Date, with a monthly rental payment equal to $33,100. Such monthly payment shall include: (i) Seller's reasonable use of furniture, fixtures and equipment in the facility; (ii) reasonable data processing maintenance and support by Acquisition; (ii) ordinary postage and express mail charges; (iv) reasonable use of office supplies; and (v) through April 30, 1999, reasonable use of Acquisition personnel (who shall remain at all times under the direction and control of Acquisition) for post-closing and document tracking. After Acquisition ceases to provide personnel for post-closing and document tracking services, the monthly rental charge of $33,100 shall decrease by $2,400 per month. Seller's employees also shall be entitled to utilize the telephone system in the facility, but shall be responsible for all associated costs, including Seller's allocable share of base telephone costs, local telephone charges, facsimile costs and long distance charges.

     5.13  Right of First Offer.

          (a) Right of First Offer. Until the earlier of the expiration of 3 years from the Closing Date or the date Seller receives a Termination Notice, Seller shall not sell, assign, transfer, enter into a contract to sell, pledge or in any manner whatsoever dispose of all or a significant portion of the loans originated by Seller in connection with its national mortgage origination business prior to the Closing Date (the "Loans") or Seller's servicing rights in connection with such Loans, unless Seller first offers to sell all or such portion of the foregoing to Buyer, in accordance with the terms and conditions hereof.
          (b) Notice; Option. If Seller intends or desires to sell, assign, transfer, enter into a contract to sell, pledge, or in any manner whatsoever dispose of any part or all of any of the assets or rights described in (a) above, Seller shall first give written notice ("Notice") of such intention to Buyer. Buyer shall thereupon have an option for thirty (30) days after receipt of such Notice to offer to purchase the Loans or rights described therein. Seller may, in its sole discretion, determine whether to accept or reject Buyer's offer.

          (c) Non-Exercise of Options. Upon the termination of the option of Buyer, the Seller may dispose of the Loans or rights described in such Notice, provided that a binding definitive agreement for such disposition is entered into within sixty (60) days after the Buyer's option has terminated.

          (d) Assignment. Buyer may assign the rights under this Section 5.13 to Acquisition or to any other wholly-owned subsidiary or affiliate of Buyer without the consent of Seller.

     5.14 Consents. Following the Closing, Seller shall use its best efforts to obtain any consents or waivers necessary in connection with the assignment of the Assumed Contracts listed on Schedule B that were not obtained and delivered at the Closing. In the event that Buyer or Acquisition is deprived of the benefits of any of such Assumed Contracts during any period in which consent has not been obtained, Seller agrees that neither Buyer nor Acquisition shall be liable for any obligations under such contract, and the related assignment and assumption agreement with respect to such contract automatically shall be terminated and Seller shall be responsible for all obligations under any such contract; Seller further agrees that neither Buyer nor Acquisition shall have any other liability with respect to any such contract. It is understood and agreed that, in the event any required consent is not obtained, Seller shall not be liable to Buyer or Acquisition for any damages or losses that arise out of Buyer or Acquisition being deprived of the benefits of the underlying contract or due to the failure to obtain any such necessary consents.

     5.15 Acquisition Legal Opinion. Following the Closing, Acquisition shall deliver to Seller the opinion of Lizabeth R. Nichols dated as of the Closing Date and covering the items set forth in Section 7.2(f)(i) and (ii) hereof with respect to Acquisition.

                                  ARTICLE VI.

                                  Conditions
                                  ----------

     6.1 The fulfillment of each of the following is a condition to the Closing of this Agreement and consummation of the transactions described herein:

          (a) No action, suit or proceeding shall have been instituted or shall have been threatened, before any court or any other governmental body, by any public authority or by any person or other legal entity to restrain, enjoin or prohibit any of the transactions contemplated herein, or subject any of Buyer, Company, or Seller, or their directors or officers of any of them to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated herein, or any of them, are unlawful in any respect, or that Buyer, Company, or Seller, or their respective directors or officers have breached or violated, or will breach or violate by the consummation hereof, any applicable law, rule or regulation, or otherwise have acted improperly or in breach of any duty in connection with this Agreement or the transactions contemplated herein.

          (b) To the extent required by applicable law or regulation, the Office of Thrift Supervision and/or such other state or federal agencies whose approval of the transaction and the other transactions contemplated by this Agreement is so required, shall have approved or authorized the transaction and all of the transactions contemplated by this Agreement in form and under terms reasonably acceptable to Buyer in its sole discretion. All other statutory or regulatory requirements for the valid consummation of the transaction shall have been satisfied and all other required governmental consents and approvals shall have been obtained.

     6.2 The obligations of Buyer and Acquisition to close are also subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties contained in Article III hereof shall be true and correct as of the time of Closing, with the same force and effect as if made at the time of Closing.

          (b) All actions, proceedings, instruments and documents required to carry out this Agreement, and all other related legal matters, shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.

          (c) The Company and Seller shall have performed all obligations required to be performed, including, without limitation, those under Article V hereof.

          (d) Except as set forth and described in Schedule 3.9, there shall be no material action, suit or other proceeding pending or threatened against the Company or the Seller in connection with its national mortgage origination operations, the Business Assets or the Assumed Contracts.

          (e) There shall have been no change in the business, condition (financial or otherwise), operations or prospects of the national mortgage origination operations of Seller, the Business Assets or the Assumed Contracts, that in the reasonable opinion of Buyer could have a material adverse effect.

          (f) Acquisition and Charles W. Sewright, Jr. shall have entered into an Employment Agreement regarding the terms of his employment with Acquisition following the Closing Date.

          (g) All required consents, waivers, approvals, authorizations or orders in connection with the transactions described herein shall have been obtained by Seller and copies of the same shall have been delivered to Buyer.

          (h) Seller shall have delivered to the Acquisition, such bills of sale, deeds, endorsements, assignments, and other instruments of transfer, conveyance, and assignment as shall be necessary, in the reasonable opinion of Buyer's counsel, to transfer the Business Assets to Acquisition and to assign the Assumed Contracts to Acquisition.

          (i) Seller shall have obtained the consents, waivers or approvals, in form and substance reasonably satisfactory to Buyer, required under the agreements and licenses listed on Schedule 6.2 hereto.

     6.3 The obligation of Seller to close is also subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of Buyer contained in Article IV hereof shall be true and correct as of the time of Closing, with the same force and effect as if made at, and at the time of, the Closing.

          (b) All actions, proceedings, instruments and documents required to carry out this Agreement and all other related legal matters shall have been approved by counsel for Seller, which approval shall not be unreasonably withheld.

          (c) Buyer and Acquisition shall have performed all obligations required to be performed, including, without limitation, those under Article V hereof.

          (d) Acquisition shall have delivered to Seller such assumption agreements as shall be necessary to assure assumption of the Assumed Contracts by Acquisition.

                                  ARTICLE VII.

                                    Closing
                                    -------

     7.1 Location of Closing. The closing (the "Closing") and deliveries hereunder shall take place at the offices of Lord, Bissell and Brook, 115 South LaSalle Street, Chicago, Illinois 60603 or at such other place as may be mutually agreed upon by Company and Buyer, as of the close of business on February 17, 1999, or at such other date as may be mutually agreed upon by Seller and Buyer (the "Closing Date").

     7.2 At the Closing, Buyer shall deliver the following to Seller (and receipt of each of the following is a condition precedent to the consummation of this Agreement by Seller):

          (a) a duly executed Promissory Note as set forth in Exhibit A;

          (b) a duly executed Security Agreement as set forth in Exhibit B;

          (c) evidence that Buyer has contributed $1,000,000 in cash to the capital of Acquisition;

          (d) all such documents as may reasonably be necessary to assure Seller and Seller's counsel that the provisions of and conditions specified in this Agreement to be performed or satisfied by Buyer have been performed or satisfied;

          (e) certificate signed by the Buyer in form satisfactory to counsel for Seller certifying that all of the warranties and representations contained in Article IV hereto are true and correct as of the time of Closing, and that all of the covenants, terms and conditions of this Agreement to be complied with and performed by Buyer prior to Closing have been complied with and performed;

          (f) the opinion of Lizabeth R. Nichols, the General Counsel of Buyer, satisfactory in form and content to counsel to Seller, dated the date of Closing that:

               (i) this Agreement is valid and effective in accordance with its terms and constitutes a binding and enforceable obligation of Buyer in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and except that the availability of the equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought);

               (ii) the execution, performance and consummation by Buyer of this Agreement and the undertakings herein will not result in any violation of the federal charter, Articles of Incorporation, or By-Laws of Buyer or in any breach of or any default under any agreement or commitment to which Buyer is a party or by which it is bound and of which counsel has actual knowledge.

          (g) Acquisition shall have delivered to Seller such assumption agreements as shall be necessary to assure assumption of the Assumed Contracts by Acquisition.

     7.3 At the Closing, Seller shall deliver the following to Buyer (and receipt of each of the following is a condition precedent to the consummation of this Agreement by Buyer);

          (a) certificate signed by the Seller in form satisfactory to counsel for Buyer, certifying that all of the warranties and representations contained in Article III hereof are true and correct as of the time of Closing, and that all of the covenants, terms and conditions of this Agreement to be complied with and performed by Seller prior to Closing have been complied with and performed;

          (b) the opinion of Silver, Freedman & Taff, L.L.P., counsel to Seller, satisfactory in form and content to counsel to Buyer, dated the date of Closing that:

               (i) this Agreement is valid and effective in accordance with its terms and constitutes a binding and enforceable obligation of Seller in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and except that the availability of the equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought);

               (ii) the execution, performance and consummation by Seller of this Agreement and the undertakings herein will not result in any violation of the federal charter, Articles of Incorporation, or By-Laws of Seller or in any breach of or any default under any agreement or commitment to which Seller is a party or by which it is bound and of which counsel has actual knowledge;

               (iii) to the best of such counsel's knowledge, there is no litigation pending or threatened, nor any proceedings before any governmental or other agencies which would have any material adverse effect upon the Business Assets (and Seller's title thereto) or the Assumed Contracts.

          (c) such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer in form and substance satisfactory to Buyer's counsel, and containing full warranties of title as shall be effective to vest in Acquisition good, absolute, and marketable title to the Business Assets, including, without limitation, the Technology, in each case, free and clear of all liens, charges, encumbrances, and restrictions whatsoever other than the Assumed Contracts, and to assign to Acquisition the Assumed Contracts;

          (d) the consents, waivers or approval required for the assignments of the leases, licenses and contracts listed on Schedule 6.2 hereto;

          (e) all documents as may reasonably be necessary to assure Buyer and its counsel that the provisions of and conditions specified in this Agreement to be performed or satisfied by Seller have been performed or satisfied;

          (f) a certification of true copies of the minutes of the Seller signed by its Secretary which states that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and appropriately authorized and approved by the Board of Directors, or Executive Committee on behalf of the Board of Directors, of Seller and that no other approvals are necessary;

          (g) evidence satisfactory to Buyer that Acquisition has assumed, under terms and conditions acceptable to Buyer, all of Seller's rights to and in the FISERV License to use and modify the EZ Lender software and source code;

          (h) copy of the Articles of Amendment of the Company changing the name of the Company;

          (i) assignments of the leases of Seller in Woodridge, Illinois and Irvine, California to Acquisition and sublease of space in Woodridge, Illinois to Seller as described in Section 5.12; provided that in lieu of an assignment of the lease in Woodridge, Illinois, Seller may sublease such premises to Acquisition on the same terms that are set forth in Seller's current lease of the premises.

     7.4 Each party agrees to execute and deliver such instruments and take such other action as may be reasonably required, or as shall be reasonably requested by the other party, in order to carry out the transactions, agreements, and covenants contemplated in this Agreement before, at or after the Closing Date.

                                 ARTICLE VIII.
                          Termination and Abandonment
                          ---------------------------

     8.1 Anything contained in this Agreement to the contrary notwithstanding, this Agreement and the transactions outlined herein may be terminated and abandoned:

          (a)  upon the mutual written consent of Buyer and Seller;

          (b) by Buyer, by written notice to Seller, if by February 28, 1999 conditions to Closing set forth in Sections 6.1 and 6.2 which are within the control of Buyer to satisfy are not satisfied or if Closing shall have been agreed to sooner and if any such condition to perform or refrain from any act at Closing is not so performed or refrained from at Closing; or

          (c) by Seller, by written notice to the President of Buyer, if by February 28, 1999 conditions to Closing set forth in Sections 6.1 and 6.3 which are not within the control of Seller to satisfy are not satisfied or if Closing shall have been agreed to sooner and if any such condition to perform or refrain from any act at Closing is not so performed or refrained from at Closing.

                                  ARTICLE IX.
                                Indemnification
                                ---------------

     9.1 Seller's Obligation to Indemnify. A. In addition to the indemnification obligations of Seller specifically set forth in Section 1.5, Seller shall have the obligations to reimburse, indemnify and hold harmless the Buyer and Acquisition (collectively, the "Indemnification Obligations") as set forth in this Section 9.1. From and after the Closing Date, the Seller shall reimburse, indemnify and hold Buyer and Acquisition harmless against and in respect of any and all damages, losses, liabilities or deficiencies (including without limitation all reasonable legal expenses and other costs incurred by Buyer or Acquisition in connection with any and all actions, suits, proceedings, demands, investigations, judgments or settlements relating thereto, and subject to the provisions of Section 9.5 hereof) ("Losses") resulting from, arising out of or relating to:

          (a) Any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller in this Agreement or any misrepresentation in or material omission from the Schedules or any written statement, list, certificate or other instrument furnished by Company or Seller to Buyer or Acquisition pursuant to this Agreement; and

          (b) Any and all due and unpaid state, federal or local income or other taxes assessed against Buyer or Acquisition in connection with Company's or Seller's operations prior to the Closing Date, and any civil penalties or other adverse governmental action resulting from or relating to taxes associated with Company or Seller; and

          (c) Any claim by any person, firm or corporation for brokerage or other commission or similar fees insofar as such claims are alleged to be based on arrangements made by Company and/or by Seller, other than the liabilities for commissions assumed by Acquisition pursuant to Section 1.2(b) hereof; and

          (d) Any claim, demand, proceeding or suit against Company or Seller (or any employee of either Company or Seller arising out of his or her employment) arising out of actions (or omissions) or events prior to the Closing Date including but not limited to:

               (i)    breach of fiduciary duty;

               (ii) sex discrimination or harassment under state or federal law;

               (iii)  wage and hour law violation;

               (iv)   age discrimination;

               (v)    unlawful practice of law;

               (vi) transaction of business by an unauthorized or unlicensed broker or correspondent;

               (vii)  violation of state or federal laws, rules or regulations;

               (viii) fraud, deceit, misrepresentation or other tort;

               (ix) except for the obligations specifically assumed by Acquisition pursuant to Section 1.2 (b) hereof, oral contracts to pay bonuses or additional compensation to present or former employees, agents, directors, brokers, correspondents, or officers in its operations;

               (x) wrongful termination or discharge by any employee (and related claims);

          (f) Any debts or liabilities of Company and/or Seller incurred prior to the Closing Date, whether known or unknown, absolute, contingent, matured or unmatured, and which result in loss, cost or expense to Buyer or Acquisition, other than the liabilities and obligations specifically assumed by Buyer or Acquisition in this Agreement;

          (g) Any other liabilities or claims whatsoever against Buyer or Acquisition that relate to or arise out of the national mortgage origination business conducted by the Company or Seller other than liabilities and obligations specifically assumed by Buyer or Acquisition in this Agreement, or liabilities and claims arising out of acts or omissions of Buyer or Acquisition following the Closing.

          B. Seller acknowledges that (i) the Indemnification Obligations are and will be its valid and binding obligations notwithstanding any investigation by or opportunity to investigate afforded to Buyer, and (ii) all representations, warranties, covenants, statements and other undertakings made by Seller in this Agreement, the Schedules, or in any certificate, statement or other document furnished or to be furnished in connection with this Agreement shall survive the Closing and remain in effect under this Agreement until terminated in accordance with the provisions of this Agreement.

          C. The Indemnification Obligations of Seller shall terminate as hereinafter set forth:

               (i) Except as provided in Section 1.5 (which obligations shall not terminate) and in subsection C (ii) of this Section 9.1, the Indemnification Obligations of Seller shall terminate on the third anniversary of the Closing (except with respect to tax matters which said Indemnification Obligations of Seller shall terminate at the expiration of the period of the statute of limitations applicable to such claims).

               (ii) The Indemnification Obligations of Seller in respect of any claim or demand which is included in a claim notice sent or delivered by Buyer or Acquisition prior to the date that the Indemnification Obligations of Seller with respect thereto would otherwise terminate and which has not been finally determined and paid prior to such date (a "Pending Claim") shall extend to the final determination and payment of the Pending Claim.

               (iii) If Buyer or Acquisition discovers a possible third-party claim which has not been asserted or sought to be collected by said third party, Buyer or Acquisition may notify Seller of said possible claim and the time period provided in (i) above shall be extended for one year unless the third-party claim has matured into a Pending Claim within said one year period of time.

          D. Seller shall not have any obligation to indemnify Buyer or Acquisition against any Losses suffered by reason of claims made solely under
Section 9.1A(a) hereof to the extent the Losses in the aggregate exceed $3,000,000. Following payment to Buyer or Acquisition of amounts equal in the aggregate to $3,000,000 by reason of claims made solely under Section 9.1A(a) hereof, Seller shall have no further obligation to indemnify Buyer and Acquisition under Section 9.1A(a).

     9.2 Buyer's Obligation to Indemnify. In addition to the indemnification obligations of Buyer specifically set forth in Section 1.5, Buyer shall indemnify Seller or its applicable affiliate against and in respect of any and all damages, losses, liabilities or deficiencies (including without limitation all reasonable legal expenses and other costs incurred by Seller or its applicable affiliate in connection with any and all actions, suits, proceedings, demands, investigations, judgments or settlements relating thereto, and subject to the provisions of Section 9.5 hereof) ("Seller Losses") resulting from, arising out of or relating to:

          (a) the obligations of Acquisition under the Woodridge, Illinois and Irvine, California leases prior to the Transfer Date, if any. If no Termination Notice is timely delivered or Acquisition does not give timely notice to lessor and Seller on or before May 20, 1999 of its intention to take advantage of the Opt-out Provision, Buyer shall indemnify Seller or its holding company against Seller Losses arising out of the Woodridge, Illinois lease, provided that such Seller Losses are not attributable to actions or omissions of Seller. If no Termination Notice is timely delivered, Buyer shall indemnify Seller or its holding company against Seller Losses arising out of the Irvine, California lease and the other Assumed Contracts for the remaining terms of such agreements; provided that such Seller Losses are not attributable to actions or omissions of the Seller;

          (b) any liabilities or claims arising out of contracts entered into by Acquisition after the Closing Date, other than those contracts required to be assumed by Seller or its applicable affiliate pursuant to Section 1.5 hereof;

          (c) any liabilities or claims whatsoever against Seller that relate to or arise out of the national mortgage origination business of Acquisition following the Closing Date and prior to the Transfer Date, if any. The indemnification obligations of Buyer under this Section 9.2(c) shall terminate on the third anniversary of the Transfer Date, if any (except with respect to tax matters which indemnification obligation of Buyer shall terminate at the expiration of the period of the statute of limitations applicable to such claims).

     9.3 Third Party Claims. If any third person shall notify any party hereto (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided however, that no delay on the part of the Indemnified Party in notifying an Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged or materially prejudiced from adequately defending such claim. In the event the Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice, (B) the Indemnified Party may retain separate co-counsel as its sole cost and expense to participate in but not control the defense, (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party is assuming the defense thereof, within 30 days after the Indemnified Party has given notice of the matter, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, and the Indemnifying Party shall be liable for the costs thereof. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice it). Such settlement offer shall be accepted unless the Indemnified Party determines that the dispute should be continued, and in such case, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the party controlling the defense of any Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the Third Party Claim.

     9.4 Arbitration. All disputes, controversies or differences between Buyer or Acquisition, on the one hand, and Seller and Company on the other hand, which arise under this Article IX or are related to this Agreement (including, without limitation, the construction, performance or breach of any agreement) upon which an amicable understanding cannot be reached within 30 days shall, upon the written request of either party, be settled and determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction of these matters.

          The Court of Arbitrators shall consist of three arbitrators other than employees, agents, directors, or stockholders who directly or indirectly hold any stock of Buyer, Acquisition, Company or Seller. The parties agree that this Court of Arbitrators, if implemented under this Agreement, shall be held at a mutually agreed upon location.

          The parties agree to arbitrate within ninety (90) days following the transmittal of written demand of either party to arbitrate any dispute arbitrable under this Agreement. Each of the Buyer and Seller shall appoint an arbitrator within thirty (30) days following notice of written demand to arbitrate, notifying the other party of the name and address of such arbitrator. The two arbitrators so appointed shall thereupon select the third arbitrator.
If either party shall fail to appoint an arbitrator as herein provided, or should the two arbitrators so named fail to select the third arbitrator within thirty (30) days of this appointment, then, in either event, the president of the American Arbitration Association or its successor shall appoint such third arbitrator. The three arbitrators so selected shall constitute the Court of Arbitrators.

          A decision of a majority of the Court of Arbitrators shall be provided within twenty days of the applicable hearing and shall be final and binding and there shall be no appeal therefrom. The Court of Arbitrators shall not be bound by legal rules of procedures and may receive evidence in such a way as to do justice between the parties. The Court of Arbitrators shall promptly enter an award which shall do justice between the parties and the award shall be supported by a written opinion.

          The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless said Court of Arbitrators shall decide otherwise.

     9.5 Losses. As used in this Agreement, "Losses" and "Seller Losses" shall not include damages incurred or alleged to be incurred that arise out of the loss of goodwill or the loss of potential future profits, business or business opportunities.

                                  ARTICLE X.
                                 Miscellaneous
                                 -------------

     10.1 This Agreement, together with the Exhibits hereto and the Schedule and other documents referred to herein as having been furnished to Buyer, Acquisition, Seller, and Company, constitute the entire contract between the parties. No amendment or modification hereof shall be of any force or effect unless in writing and signed by the party or parties hereto against whom such amendment or modification is sought to be enforced. All covenants and agreements of the parties to be performed after the Closing Date shall survive the Closing Date and may be enforced separately from the indemnification provisions of Article IX hereof.

     10.2 Except as otherwise provided herein, nothing herein, express or implied, is intended, or shall be construed to confer upon or give to any person, firm or corporation other than the signatories hereto and their respective legal representatives, in the case of Seller, Buyer and Acquisition, any rights or remedies under or by reason of this Agreement.

     10.3 This Agreement may be executed by the parties in one or more identical counterparts, each of which shall constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto. The parties agree that they must mutually agree on any public or other announcement respecting this Agreement.

     10.4 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama. It is agreed that the provisions of this Agreement relating to arbitration of disputes hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., and to the extent not in conflict with the Federal Arbitration Act, by the Commercial Arbitration Rules of the American Arbitration Association.

     10.5 The parties hereto may amend, modify, supplement or interpret this Agreement to the fullest extent permitted by law, in such manner as may be mutually agreed upon between them in writing at any time.

     10.6 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time delivered or if mailed by first class mail, postage prepaid, at the time mailed, as follows:

          (a)  If to Seller:  Robert S. Engleman, Jr.
                              President and CEO
                              Avondale Federal Savings Bank
                              20 North Clark Street
                              Chicago, Illinois 60602
               with copy to:  Barry P. Taff, Esquire
                              Silver, Freedman & Taff, L.L.P.
                              1100 New York Ave., N.W.
                              Washington, DC 20005

          (b)  If to Buyer:   Robert M. Couch
                              President
                              New South Federal Savings Bank
                              1900 Crestwood Blvd.
                              Birmingham, Alabama 35210

               with copy to:  L. R. Nichols, Esquire
                              New South Federal Savings Bank
                              1900 Crestwood Blvd.
                              Birmingham, Alabama 35210

     10.7 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns of Buyer, Acquisition, Seller, or the Company as the case may be, but except as otherwise specifically provided herein, the Agreement and the respective rights and obligations of the parties hereto shall not be assignable by any party hereto without prior written consent of the other parties hereto.

     10.8 Any term or provisions of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all of its other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situations.

     10.9 Use of the masculine pronoun herein shall be deemed to refer, as applicable, to the feminine and neuter genders, and the use of singular reference shall be deemed to include the plural and vice versa, as appropriate.

     10.10 Each of the parties hereto shall bear their own legal, accounting and travel expenses relating to the negotiation, preparation and closing of this Agreement and all related matters.

     10.11 Seller agrees for a period of three (3) years after the Closing Date that it shall not offer, or have any financial interest, directly or indirectly, in any manner in any trade or business, incorporated or otherwise which offers automated decision making in the origination of one-to-four family residential mortgage loans (i.e., Internet-based business, credit-score driven underwriting, instant processing, limited documentation underwriting or similar operations). Provided, however, nothing contained herein shall prohibit Coal City Corp. or Seller from continuing to originate mortgages of all types in markets in which Seller, Coal City Corp. (or its or their successor following a Change-in-Control) operates deposit branch locations; and provided further, that the covenant-not-to-compete described above shall terminate in the event of: (i) a Change-in-Control (as defined below) of Seller; (ii) the delivery by Buyer of a Termination Notice to Seller; or (iii) the default by Buyer on the Promissory Note. As used herein, "Change-in-Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Avondale Financial Corp. or Coal City Corp. (the "Parent Company") to any person or group, as defined in rule 13d-5 under the Securities Exchange Act, other than an affiliate of the Parent Company or Avondale Financial Corp., (ii) the merger or consolidation of the Parent Company or Avondale Financial Corp., with or into another entity with the effect that the then existing shareholders of the Parent Company, or Avondale Financial Corp., as appropriate, collectively, hold less than 50% of the combined voting power of the then outstanding securities of the surviving entity of such merger or the corporation resulting from such consolidation, (iii) a person or group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act) of securities of the Parent Company or Avondale Financial Corp. representing 50% or more of the combined voting power of the then outstanding securities of the Parent Company or

Avondale Financial Corp., as appropriate; provided however, that the merger between Avondale Financial Corp. and Coal City Corp. and the transactions related thereto shall not be a Change-in-Control hereunder.

     10.12 All information set forth in the Schedules hereto shall be deemed a representation and warranty of Seller as to the accuracy and completeness of such information.

     10.13 There are no third party beneficiaries of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the corporate parties hereto has caused this instrument to be executed in its name and on its behalf, and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                       NEW SOUTH FEDERAL SAVINGS BANK

                                       By:
                                           -------------------------------------
                                       Name:  Robert M. Couch
                                       Title: President


                                       AVONDALE FEDERAL SAVINGS BANK

                                       By:
                                           -------------------------------------
                                       Name:  Howard A. Jaffe
                                       Title: Executive Vice President

                                   SCHEDULES
                                   ---------

Schedule A       -    Business Assets to be Transferred
Schedule B       -    Assumed Contracts
Schedule 1.4(d)  -    Adjustments and Prorations
Schedule 1.4(e)  -    Omitted
Schedule 3.7     -    List of all National Mortgage Employees
Schedule 3.7(a)  -    1999 Accrued Vacation
Schedule 3.9     -    Litigation
Schedule 3.11    -    Third Party & Governmental Consents
Schedule 3.13    -    Trademarks, Trade names, etc.
Schedule 3.15    -    Exceptions to Broker Screening
Schedule 5.6     -    Reports
Schedule 5.7     -    Employees to Receive Offers of Employment
Schedule 6.2     -    Required Consents